EXHIBIT 10.15

PLAN DOCUMENT

Executive

Special Stock Based Incentive Program

Fiscal Year 2004

Contents

A.	Purpose

B.	Management Participation Qualifications

C.	Plan Changes

D.	Rules

E.	Overall Plan Concepts and Definitions

F.	Example

G.	Procedure

Attachment:  Letter Acknowledging Participation

A.	Purpose

The purpose of the Executive Special Stock Based Incentive Program for Fiscal Year 2004 is to encourage and reward performance which contributes to the company’s growth and success. Stock option incentives which complement base salary will be awarded to eligible Exar executives.

B.	Management Participant Qualifications

1.	Direct participation is limited to a small group of executives who have a major influence on the operation, profits, and future of Exar.

2.	Participation shall be recommended by the President/CEO and is subject to approvals by the Compensation and Stock Option Committees of the Board of Directors.

3.	An invitation to participate and the information divulged in connection with the program must be considered private and not be discussed with others.

C.	Plan Changes

As business conditions, participants’ positions, or the corporation’s needs change, the Compensation and Stock Option Committees reserve the right to modify or cancel at any time this Incentive Program, with prior notice, and participants should not presume continued participation in an Incentive Program.

D.	Rules

1.	This is a plan especially designed for FY2004. Participants in previous year(s) are not automatically included in subsequent years. A number of factors may change from year to year, such as: business conditions, individual employee contribution, criticality of certain positions, etc.

2.	The President/CEO will make stock option recommendations for all participants, other than self, to be submitted to the Compensation and Stock Option Committees for final approval.

3.	The Stock Option and Compensation Committees will have final authority and determination for the number of incentive stock options awarded under the terms of this Plan, including to the President/CEO.

4.	Inclusion in the plan does not constitute a guarantee of employment, or specific award of future stock options.

E.	Overall Plan Concepts and Definitions

1.	Base Salary: current annual base salary.

2.	Target Cash Incentive: a percentage of the annual base salary used to calculate the stock option award, as determined by the Compensation Committee.

3.	Stock Option Award: the basis for the number of options awarded will be calculated using the employee’s Target Cash Incentive, divided by an estimated gain per share of $20. The final number of stock options awarded may be adjusted at the discretion of the President/CEO and with the approval of the Stock Option and Compensation Committees of the Board of Directors. Options granted are “non-qualified” and therefore subject to applicable taxes at the time of exercise.

4.	Stock Option Price: $12.32 per share (closing price of Exar stock as of December 5, 2002)

5.	Option Grant Date: December 5, 2002

6.	Vesting Schedule: stock options granted for this Incentive Plan will vest in equal amounts over a twelve month period beginning April 5, 2003 and ending March 5, 2004.

7.	Expiration of Grant: seven (7) years from the date of grant, or three (3) months from the participant’s date of termination, whichever is sooner.

F.	Example:

Employee annual base salary	$200,000
Target Cash Incentive @ 35%	$70,000
Estimated gain per share	$20

Stock Option Award:

$70,000	=	3,500 options (may be modified by Board of Directors)
$20

G.	Procedure

The employees selected for inclusion in the Executive Special Stock Based Incentive Program will be notified in writing and provided a copy of the Plan. Any changes in the plan or the measurement criteria must be approved in writing by the Stock Option and Compensation Committees.

Participants are eligible to exercise their options at any time once they are vested, subject to Insider Trader rules.

Attachment

I acknowledge receiving a copy of the Plan “Executive Special Stock Based Incentive Program” for the period April 1, 2003 through March 31, 2004. I have read and understand the terms of this Plan, and also understand that this plan neither constitutes a contract of employment nor a representation as to my future earnings or award of stock options. The Letter of Notification and the Plan constitute the entire agreement and supersede any prior written and oral agreements. Further, I understand that the Compensation and Stock Option Committees of the Board of Directors have the sole discretionary authority for interpreting the provisions of the plan and determining eligibility.

Employee Name (PLEASE PRINT)

Employee Signature

Date